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                                                                     EXHIBIT 5.1


                      [KELLER ROHRBACK L.L.P. LETTERHEAD]



                                December 7, 2006



Board of Directors
WSB Financial Group, Inc.
607 Pacific Avenue
Bremerton, WA  98337

Gentlemen:

     We are acting as counsel to WSB Financial Group, Inc., a Washington corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (Registration No. 333-137038) (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 2,645,000 shares (including the over-allotment option) of the Company's common stock, par value $1.00 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1. An executed copy of the Registration Statement.

     2. The Articles of Incorporation of the Company, with all amendments thereto, as certified by the Secretary of State of the State of Washington and by the Secretary of the Company as of the date hereof as being complete, accurate and in effect.

     3. The Bylaws of the Company, as certified by the Secretary of the Company as of the date hereof as being complete, accurate and in effect.

     4. The proposed form of Underwriting Agreement between the Company and D.A. Davidson & Co., as underwriter, and the several underwriters as may be designated pursuant to Schedule I thereto, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

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Board of Directors
WSB Financial Group, Inc.                               KELLER ROHRBACK L.L.P.
December 7, 2006
Page 2



     5. A resolution of the Board of Directors of the Company adopted on August 21, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Washington Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) final action of the Board of Directors (or a duly authorized committee thereof) of the Company approving the price of the Shares to be sold pursuant to the Underwriting Agreement, (iv) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (v) receipt by the Company of the consideration for the Shares pursuant to the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this opinion and consent, we do not admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                  Very truly yours,

                                  /s/ Keller Rohrback L.L.P.
                                  --------------------------
                                  KELLER ROHRBACK L.L.P.

TAS:sjm